UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2016

Date of Report

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)  On February 25, 2016, Avery Dennison Corporation (the “Company”) announced that the Company’s Board of Directors (the “Board”) has elected Mitchell R. Butier, 44, as the Company’s President and Chief Executive Officer, effective May 1, 2016. Mr. Butier, currently the Company’s President and Chief Operating Officer, will serve as Chief Operating Officer through April 30, 2016 and that position is not expected to be filled.  Mr. Butier has also been nominated for election as a director at the Company’s 2016 annual meeting of stockholders.

Also on February 25, 2016, the Company announced that, subject to his election by the Company’s stockholders at the 2016 annual meeting of stockholders, the independent directors of the Board have elected Dean A. Scarborough, 60, as Executive Chairman, effective May 1, 2016.  Mr. Scarborough, currently the Company’s Chairman and Chief Executive Officer, will serve as Chief Executive Officer through April 30, 2016.

In connection with his election as President and Chief Executive Officer, the Compensation and Executive Personnel Committee of the Board (the “Committee”) approved the following compensation package for Mr. Butier:  (i) an annual base salary of $1,100,000 effective May 1, 2016; (ii) a target Annual Incentive Plan opportunity of 125%; and (iii) a target long-term incentive opportunity of 400%.  In addition, the Committee approved a special promotion grant to Mr. Butier on June 1, 2016 of stock options with a target grant date fair value of approximately $2,000,000, 50% of which will vest on each of the third and fourth anniversaries of the grant date.  Mr. Butier will receive an annual executive benefit allowance of $70,000 and continue to be eligible for the Company’s pension, savings, deferred compensation, executive severance and key employee change of control severance plans, in each case as described in the Company’s 2015 Proxy Statement filed with the Securities and Exchange Commission on March 12, 2015 (the “2015 Proxy Statement”).

In connection with his election as Executive Chairman, the Committee approved the following compensation package for Mr. Scarborough:  (i) an annual base salary of $875,000 effective May 1, 2016; (ii) a target Annual Incentive Plan opportunity of 100%; and (iii) a target long-term incentive opportunity of 300%.  Mr. Scarborough will no longer receive an annual executive benefit allowance of $70,000, nor will he continue to be eligible for the Company’s executive severance and key employee change of control severance plans described in the 2015 Proxy Statement.  He will be eligible to continue participating in the Company’s pension, savings, and deferred compensation plans, in each case as described in the 2015 Proxy Statement   For 2017, Mr. Scarborough’s annual base salary is expected to be $230,000; he is not expected to be eligible to participate in the Annual Incentive Plan; and his target long-term incentive opportunity is expected to have a grant date fair value of approximately $140,000, the same as the annual grant to the Company’s non-employee directors.

A copy of the press release announcing the elections of Messrs. Scarborough and Butier is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release, dated February 25, 2016, announcing election of Dean A. Scarborough as Executive Chairman and Mitchell R. Butier as President and Chief Executive Officer of Avery Dennison Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: February 26, 2016
	By:	/s/ Susan C. Miller
		Name:	Susan C. Miller
		Title:	Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 25, 2016, announcing election of Dean A. Scarborough as Executive Chairman and Mitchell R. Butier as President and Chief Executive Officer of Avery Dennison Corporation.